UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 1, 2006

MID-STATE BANCSHARES

(Exact Name of registrant as specified in its charter)

California	000-23925	77-0442667
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1026 East Grand Avenue, Arroyo Grande, CA		93420
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (805) 473-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications Pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 — Entry into a Material Definitive Agreement.

On November 1, 2006, the Company, VIB Corp and Chardonnay Merger Sub Corp. (“Sub Corp”) entered into an Agreement and Plan of Merger “Merger Agreement” pursuant to which the Company will be merged into Sub Corp, a wholly owned subsidiary of VIB Corp, with the Company as the surviving corporation.  In immediate succession thereafter, the Company will be merged with and into VIB Corp, with VIB Corp being the surviving corporation, and then the Company’s subsidiary bank, Mid-State Bank & Trust, will merge with and into VIB Corp’s subsidiary bank, Rabobank, National Association.  The boards of directors of the Company and VIB Corp have approved the transaction.  Subject to the terms and conditions of the Merger Agreement at the closing, the Company’s common stock shareholders will receive $37.00 in cash for each share of the Company’s common stock they own.  The merger is subject to customary closing conditions, including the approval of the Company’s shareholders and banking regulators.  Once all approvals are received, the merger is expected to close in the second quarter of 2007.

The Merger Agreement includes terms and conditions which affect the conduct of the company’s business until the merger is completed or the agreement is terminated.  Among other items, it generally requires the Company to carry on business in its ordinary course consistent with past practice and in accordance with sound banking practices, and to observe in all material respects its legal and contractual obligations.  The Merger Agreement generally restricts the ability of the Company to make material changes in any aspect of the conduct of its business without the consent of Rabobank, including significant capital expenditures, new material lines of business or the disposition of assets or incurring of obligations outside the ordinary course of business.

In connection with the merger, James W. Lokey, President and Chief Executive Officer of Mid-State Bancshares and Carrol R. Pruett, Chairman of the Board of Mid-State Bancshares, have agreed to become directors of Rabobank, National Association at the closing of the transaction.

In connection with the merger, the Company will file with the Securities and Exchange Commission a proxy statement for its special shareholder meeting to approve the Merger Agreement and the merger.  Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the proposed merger.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov.  Free copies of the proxy statement (when available) and other documents filed by the Company with the Securities and Exchange Commission may also be obtained by contacting James G. Stathos, Executive Vice President, Mid-State Bancshares, 1026 Grand Ave., Arroyo Grande, California 93420.  Additionally, all forms filed with the SEC and additional shareholder information is available free of charge on the Company’s web-site: www.midstatebank.com.  The Company posts these reports to its web-site as soon as reasonably practicable after filing them with the SEC.  None of the information on or hyper-linked from the Company’s web-site is incorporated into this current report.

Please refer to the Agreement and Plan of Merger dated November 1, 2006 and the Press Release dated November 2, 2006, both attached hereto and made a part hereof.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of November 1, 2006 among VIB Corp, Chardonnay Merger Sub Corp., and Mid-State Bancshares.
99.1	Press Release announcing agreement and plan of merger — dated November 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:

MID-STATE BANCSHARES

Date: November 2, 2006	By:	/s/ James W. Lokey
James W. Lokey
President
Chief Executive Officer

	By:	/s/ James G. Stathos
James G. Stathos
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.
2.1	Agreement and Plan of Merger dated as of November 1, 2006 among VIB Corp, Chardonnay Merger Sub Corp., and Mid-State Bancshares	6

99.1	Press Release announcing agreement and plan of merger dated November 2, 2006.	62